Exhibit 99.1

Lifeloc Reports Second Quarter 2018 Results

WHEAT RIDGE, Colo., August 10, 2018 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the second quarter ended June 30, 2018.
Second Quarter Financial Highlights
We posted quarterly net revenue of $2.13 million resulting in quarterly net income after taxes of $78 thousand, or $0.03 per diluted share.  These results compare to net revenue of $2.05 million for quarterly net income of $68 thousand, or $0.03 per diluted share, in the second quarter of 2017.  Revenue for the quarter grew 4% versus the second quarter last year and for the first half grew 7% versus the first half last year.  Gross margin was 47% as compared to 49% in the second quarter of 2017.
Gross margin on net revenue was lower in the current quarter versus the same quarter last year primarily due to lower royalties received and start up and depreciation costs of the newly implemented enterprise resource planning (ERP) software system.
 “We are pleased to report some modest growth, even without any new product introduction during this quarter,” said President and CEO Dr. Wayne Willkomm.  “We have engaged some new sales distribution channels both domestically and internationally, which are starting to yield results.  This is our third consecutive quarter of year-over-year growth, and we are hoping that with upcoming product introductions there will be many more quarters showing growth.”
Strategic Highlights
Research and development is focused directly on our vision of being the leader in professional breath alcohol testing devices and expanding that leadership to alcohol monitoring and real time drug testing.  This drives product development to large projects intended to have a significant impact on our business.  Our commitment to market leadership is demonstrated by the continued strong investment of more than 13% of revenue for the first two quarters into research and development.  Lifeloc has focused product development on three specific fronts.
•	We are building a completely new breathalyzer with features that customers have demanded to further secure our market leading technology. We expect to launch this first model later this year.

•
We will build our alcohol monitoring business utilizing the Remote Alcohol Detection and Recognition or R.A.D.A.R.® device product line acquired last year.  R.A.D.A.R. devices are alcohol monitoring units with biometrics which can be used as a tool to supervise offenders as an alternative to incarceration.  The upgraded R.A.D.A.R. device – with a more robust design and better communications – is also expected to launch later this year.

•
Work continues on our development of technology for the real-time, quantitative analysis for a panel of drugs including THC, methamphetamine, cocaine, heroin, and several other drugs of abuse, utilizing the SpinDx™ technology exclusively licensed by us from Sandia National Laboratory, as well as on the closely related THC breathalyzer.  The ability of our technology to detect delta-9-THC (the psychoactive agent) down to a concentration of 5 nanograms per milliliter has been demonstrated in our laboratories.  More work is needed to convert this technology into a simple-to-operate device suitable for roadside testing.

As part of the preparation for the product launches, we have invested in our information infrastructure with a new ERP system.  “This new tool will be a critical part of effectively managing an increasingly broad product offering and global supply chain,” commented Dr. Willkomm.  “And this system has already driven ecommerce revenue higher through a more robust and versatile customer interface.”
Lifeloc’s vision will be presented by Dr. Willkomm at the Sidoti Emerging Growth Conference in New York on September 27, 2018.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers.  Lifeloc stock trades over-the-counter under the symbol LCTC.  We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.
SpinDx™ is a trademark of Sandia Corporation.
Sarah Foley
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets

ASSETS
	June 30, 2018	December 31,
CURRENT ASSETS:	(Unaudited)	2017
Cash	$2,588,304	$2,669,455
Accounts receivable, net	659,749	593,326
Inventories, net	1,272,384	1,175,103
Income taxes receivable	81,413	121,401
Prepaid expenses and other	84,308	21,804
Total current assets	4,686,158	4,581,089

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment and software	783,490	556,025
Training courses	432,375	432,375
Office equipment and software	270,241	204,282
Sales and marketing equipment	273,433	216,330
Research and development equipment and software	154,611	131,770
Less accumulated depreciation	(1,566,631)	(1,349,499)
Total property and equipment, net	3,163,694	3,007,458

OTHER ASSETS:
Patents, net	170,629	177,244
Deposits and other	5,144	259,037
Deferred taxes	76,936	66,531
Total other assets	252,709	502,812
Total assets	$8,102,561	$8,091,359

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$329,607	$297,096
Term loan payable, current portion	42,312	42,101
Customer deposits	15,052	48,763
Accrued expenses	198,405	264,290
Deferred revenue, current portion	51,320	53,137
Reserve for warranty expense	40,000	40,000
Total current liabilities	676,696	745,387

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,390,941	1,410,185

DEFERRED REVENUE, net of current portion	10,757	9,683

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,588,911	4,580,177
Retained earnings	1,435,256	1,345,927
Total stockholders' equity	6,024,167	5,926,104
Total liabilities and stockholders' equity	$8,102,561	$8,091,359

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended June 30,
REVENUES:	2018	2017
Product sales	$2,013,790	$1,879,405
Royalties	96,358	144,517
Rental income	19,101	22,458
Total	2,129,249	2,046,380

COST OF SALES	1,133,779	1,033,654

GROSS PROFIT	995,470	1,012,726

OPERATING EXPENSES:
Research and development	253,229	251,825
Sales and marketing	330,657	367,474
General and administrative	296,124	286,726
Total	880,010	906,025

OPERATING INCOME	115,460	106,701

OTHER INCOME (EXPENSE):
Interest income	4,253	2,230
Interest expense	(17,374)	(15,187)
Total	(13,121)	(12,957)

NET INCOME BEFORE PROVISION FOR TAXES	102,339	93,744

(PROVISION FOR) FEDERAL AND STATE INCOME TAXES	(24,210)	(25,876)

NET INCOME	$78,129	$67,868

NET INCOME PER SHARE, BASIC	$0.03	$0.03

NET INCOME PER SHARE, DILUTED	$0.03	$0.03

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,509,221	2,512,183

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Six Months Ended June 30,
REVENUES:	2018	2017
Product sales	$4,136,033	$3,761,594
Royalties	161,423	224,342
Rental income	33,702	44,915
Total	4,331,158	4,030,851

COST OF SALES	2,335,525	2,053,246

GROSS PROFIT	1,995,633	1,977,605

OPERATING EXPENSES:
Research and development	591,555	448,193
Sales and marketing	666,058	707,118
General and administrative	593,457	590,320
Total	1,851,070	1,745,631

OPERATING INCOME	144,563	231,974

OTHER INCOME (EXPENSE):
Interest income	6,437	3,646
Interest expense	(32,088)	(30,311)
Total	(25,651)	(26,665)

NET INCOME BEFORE PROVISION FOR TAXES	118,912	205,309

(PROVISION FOR) FEDERAL AND STATE INCOME TAXES	(29,583)	(59,448)

NET INCOME	$89,329	$145,861

NET INCOME PER SHARE, BASIC	$0.04	$0.06

NET INCOME PER SHARE, DILUTED	$0.04	$0.06

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,509,697	2,524,663

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2018	2017
Net income	$89,329	$145,861
Adjustments to reconcile net income to net cash
provided from (used in) operating activities-
Depreciation and amortization	226,007	143,426
Provision for doubtful accounts, net change	1,000	-
Provision for inventory obsolescence, net change	32,500	42,500
Deferred taxes, net change	(10,405)	14,897
Reserve for warranty expense, net change	-	-
Stock based compensation expense related to
stock options	8,734	12,329
Changes in operating assets and liabilities-
Accounts receivable	(67,423)	(140,371)
Inventories	(129,781)	(215,065)
Income taxes receivable	39,988	30,707
Prepaid expenses and other	(62,504)	(7,480)
Deposits and other	253,893	(57,121)
Accounts payable	32,511	(25,825)
Customer deposits	(33,711)	19,500
Accrued expenses	(65,885)	(70,725)
Deferred revenue	(743)	(3,284)
Net cash provided from (used in)
operating activities	313,510	(110,651)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(373,368)	(139,736)
Cash paid for software acquired in asset acquisition	-	(396,948)
Cash paid for equipment acquired in asset acquisition	-	(351,250)
Cash paid for patents and patent applications acquired
in asset acquisition	-	(100,000)
Patent filing expense	-	(17,217)
Net cash (used in) investing activities	(373,368)	(1,005,151)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(21,293)	(23,697)
Net cash (used in) financing
activities	(21,293)	(23,697)

NET INCREASE (DECREASE) IN CASH	(81,151)	(1,139,499)

CASH, BEGINNING OF PERIOD	2,669,455	3,772,064

CASH, END OF PERIOD	$2,588,304	$2,632,565

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$29,828	$30,040

Cash paid for income tax	$-	$13,844